Exhibit 99.1

i-80 Gold Closes Gold Prepayment Facility for up to $250 Million;

Completes Recapitalization Establishing a Fully Funded Development Plan

All amounts referenced herein are expressed in United States dollars unless otherwise stated.

TORONTO, ON, March 24, 2026 – i-80 GOLD CORP. (TSX:IAU) (NYSE American:IAUX) (“i-80 Gold” or the “Company”) is pleased to announce the closing of its previously announced gold prepayment facility (the “Gold Prepay Facility”) with National Bank of Canada and Macquarie Bank Limited. The Gold Prepay Facility includes an initial advance of $150 million and a $100 million accordion feature. With the closing of the Gold Prepay Facility, the Company has successfully completed its recapitalization plan. Through a combination of financing arrangements, i-80 Gold has raised over $1 billion in capital(1), which is expected to fully fund the development plan through Phase 1 and Phase 2, with a path to funding Phase 3(2) (see Figure in Appendix).

“We are pleased to announce the closing of the Gold Prepay Facility, marking the final step in achieving our recapitalization goals and a major turning point for i-80 Gold,” said Richard Young, President & CEO. “We believe this significantly derisks the Company and positions us to fully finance our growth plans, financing five gold projects and the Lone Tree centralized autoclave processing facility. With the financing now complete, we are fully focused on executing on our industry-leading project pipeline in Nevada and delivering significant value to all our stakeholders.”

Gold Prepay Facility

With the closing of the Gold Prepay Facility, the Company received $150 million in initial funding and has the obligation to deliver 39,978 ounces of gold over a 30-month period beginning in January 2028. The accordion feature provides access to an additional $100 million for a 24-month period from closing, subject to customary conditions and lender approval. The Company anticipates executing the accordion feature in the first half of 2027, at which point the number of additional gold ounces to be delivered will be determined.

Recapitalization Plan

Over the past 18 months, i-80 Gold undertook several initiatives that have led to the completion of its recapitalization plan. The Company has secured a financing package that aligns with the projected capital requirements and cash flows of its development plan. This recapitalization was completed ahead of the Company’s target of mid-2026 and has achieved over $1 billion in secured and available capital(1) in accordance with its plan.

We believe the Company is fully funded to advance Phase 1 and Phase 2 of the development plan(2). Phase 1 and Phase 2 currently include advancing three underground projects (Granite Creek, Archimedes and Cove) and one open pit oxide project (Granite Creek open pit), as well as the refurbishment and commissioning of the Company’s centralized Lone Tree processing plant. Once complete, these projects are expected to increase average annual production to a target range of 300,000 to 400,000 ounces of gold in 2031(2), up from less than 50,000 ounces of gold currently. They are also expected to generate sufficient operating cash flow to fund Phase 3(2), which currently includes the development of the Mineral Point open pit oxide project. The Company now has the financial flexibility to bring forward infill drilling, engineering, and technical studies in support of the pre-feasibility study and future permitting actions for Mineral Point ahead of Phase 3, as the Company continues to identify opportunities to optimize the development schedule.

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Endnotes

(1)

The Company has secured over $1.0 billion in capital since the beginning of 2025 through a combination of financings. This includes (i) approximately $184 million in gross proceeds raised in May 2025 through a public offering and a concurrent private placement, with up to an additional $130 million assuming full exercise of the related in-the-money warrants over the next 18 months, (ii) a $250 million royalty financing with Franco-Nevada (of which $225 million was funded at closing on March 16, 2026 with approximately $165 million used to pay legacy debt obligations, and $25 million remains subject to drawdown conditions), (iii) convertible senior notes issued on March 23, 2026 for an aggregate principle amount of $287.5 million, and (iv) $150 million under the Gold Prepay Facility with National Bank of Canada and Macquarie Bank with an additional $100 million available under an accordion feature, subject to drawdown conditions.

(2)

Based on capital costs, gold output estimates and average annual gold output targets in the most recent life of mine gold output schedules disclosed in the latest technical studies filed for each respective project and related property: the Lone Tree Facility, Granite Creek underground, Archimedes underground, Cove underground and Granite Creek open pit when using a gold price assumption of $3,600 per ounce for the purposes of anticipated cash flow from operations. While the economics of the latest technical studies were completed using a gold price assumption of $2,175 per ounce with gold price sensitivities of up to $3,000 per ounce, a gold price assumption of $3,600 per ounce is in line with current long term consensus prices.

These anticipated output figures are preliminary in nature and are based on mineral resources, which do not have demonstrated economic viability, and are not mineral reserves. In addition, each of the foregoing technical reports are preliminary economic assessments/initial assessments that are preliminary in nature and each include an economic analysis that is based, in part, on inferred mineral resources. Inferred mineral resources are considered too speculative geologically to have for the application of economic considerations applied to them that would enable them to be categorized as mineral reserves. As such, there is no certainty that the output targets will be realized. The anticipated output targets are also pending the refurbishment and commissioning of the Lone Tree Plant. The output targets presented herein are Company goals and not a projection of results and should not be taken as output guidance. All of the Company’s projects are considered exploration stage projects under S-K 1300 because the Company has not determined mineral reserves at any of its properties pursuant to S-K 1300. With respect to Granite Creek underground and Archimedes underground, located on the Ruby Hill property, the Company has started extraction activities without determining mineral reserves.

The following technical reports for each project and related property have been prepared in accordance with NI 43-101: Preliminary Economic Assessment Technical Report for the Cove Project, Lander County, Nevada (March 31, 2025); Preliminary Economic Assessment Technical Report for the Granite Creek Mine Project, Humboldt County, Nevada, USA (March 31, 2025); and Preliminary Economic Assessment NI 43-101 Technical Report for the Ruby Hill Project, Eureka Country, Nevada, USA (March 31, 2025). Corresponding technical reports prepared in accordance with S-K 1300 are as follows: Initial Assessment & Technical Report Summary for the Cove Project, Lander County, Nevada (March 26, 2025); Initial Assessment of the Granite Creek Mine, Humboldt County, NV (March 26, 2025); and Initial Assessment of the Ruby Hill Project, Eureka County NV (March 29, 2025).

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fifth largest gold mineral resource holder in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE: IAUX). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi – SVP, Corporate Development and Strategy

Caterina De Rosa – VP, Investor Relations

1.866.525.6450

info@i80gold.com

www.i80gold.com

Cautionary Statement Regarding Forward-Looking Information

Certain information set forth in this press release, including but not limited to statements regarding the full funding and advancement of Phase 1 and Phase 2 of the current development plan including three underground projects (Granite Creek, Archimedes and Cove) and one open pit oxide project (Granite Creek open pit) as well as the refurbishment and commissioning of the Company’s centralized Lone Tree processing plant, increasing average annual gold output to a target range of 300,000 to 400,000 ounces in 2031, and the expectation to generate sufficient operating cash flow to fund Phase 3 of the current development plan, constitutes forward looking

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statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward looking statements.

The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including; the Company satisfying the conditions to access the US$100 million accordion feature, general economic and industry conditions, including the impact of recent oil price increases, risks associated with the refurbishment of the Lone Tree Plant and advancement of the Company’s projects, as well as those factors discussed under the heading “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2025, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found at www.i80gold.com and on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar.

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APPENDIX

Figure: i-80 Gold’s Three-Phase Development Plan

Note to table above: Anticipated development timelines illustrated above are subject to the successful refurbishment and commissioning of the Company’s Lone Tree Plant.

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